Exhibit 10.3
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) to the Employment Agreement dated September 19, 2011, as amended as of February 22, 2012 (the “Agreement”), by and between Patriot Coal Corporation, a Delaware corporation (the “Company”), and the undersigned executive (“Executive”), is entered into as of the date set forth on the signature page hereof (the “Amendment Date”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
RECITALS
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.On the Amendment Date, Executive shall a receive a special one-time grant of an award of restricted stock units (the “RSU Award”) with respect to such number of shares of the Company’s Common Stock as have an aggregate grant date value of $731,250, which award shall vest in three equal installments on the first, second and third anniversaries of the grant date, and will also be subject to immediate vesting if a change in control occurs. The terms and conditions of the RSU Award shall be set forth and governed by a separate grant agreement, as described in Section 4.1(d) of the Agreement, and the definition of change in control shall be as set forth in the applicable equity-based plan or award.
2.    The phrase “Executive Vice President” opposite the phrase “Executive Team Position” on the schedule on the signature page of the Agreement is hereby deleted in its entirety and replaced with the phrase “President”.
3.    The phrase “$600,000 per annum” opposite the phrase “Base Salary” on the schedule on the signature page of the Agreement is hereby deleted in its entirety and replaced with the phrase “$675,000 per annum”.
4.    Effective as of January 1, 2013, the phrase “200% of Base Salary” opposite the phrase “Annual Long-Term Incentive Award” on the schedule on the signature page of the Agreement is hereby deleted in its entirety and replaced with the phrase “300% of Base Salary”.
5.    This Amendment, the Agreement and the Ancillary Documents contain the entire understanding between the parties hereto. Except as provided in an Ancillary Document, this Amendment and the Agreement supersede in all respects any prior or other agreement or understanding, both written and oral, between (i) the Executive, and (ii) the Company, any affiliate of the Company, or any predecessor of the Company.

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6.    This Amendment may be executed in two or more counterparts, each of which will be deemed an original.

PATRIOT COAL CORPORATION
By:	/s/ Joseph W. Bean
Name: Joseph W. Bean
Title: Senior Vice President- Law & Administration

EXECUTIVE
By:	/s/ Bennett K. Hatfield
Name: Bennett K. Hatfield
Date: May 28, 2012

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